UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

SILGAN HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.	Other Events.

On November 19, 2012, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that it has commenced a “modified Dutch Auction” tender offer to purchase up to $250 million of its common stock and that its Board of Directors has authorized the repurchase of up to an additional $100 million of its common stock, resulting in an aggregate outstanding authorization for stock repurchases of $350.1 million. The authorization is effective through December 31, 2014. The tender offer utilizes a portion of such authorized amount.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated November 19, 2012 announcing commencement of tender offer to purchase up to $250 million of common stock and authorization for additional stock repurchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Robert B. Lewis
Name:	Robert B. Lewis
Title:	Executive Vice President and
Chief Financial Officer

Dated: November 19, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 19, 2012 announcing commencement of tender offer to purchase up to $250 million of common stock and authorization for additional stock repurchases.

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